Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Jill Klingler	Justine Alonzo
Media Relations	Investor Relations
Color Kinetics Incorporated	Color Kinetics Incorporated
617-701-2277	617-701-2272
jklingler@colorkinetics.com	jalonzo@colorkinetics.com
JEFFREY CASSIS APPOINTED AS COLOR KINETICS SENIOR VICE PRESIDENT AND
CHIEF OPERATING OFFICER
Boston, MA – November 6, 2006 – Color Kinetics Incorporated (NASDAQ: CLRK), a leading innovator of LED lighting systems and technologies, today named Jeffrey Cassis as Senior Vice President and COO. Reporting directly to Color Kinetics President and CEO Bill Sims, Cassis will focus on day-to-day management of numerous corporate divisions, contribute substantially to the company’s achievement of revenue projections, and assume responsibility for product delivery. In addition, Cassis will further develop the strategic direction of Color Kinetics in the fast-growing LED illumination business, and play an instrumental role in bridging the crucial steps between product conception, development and distribution.
“Jeff has a proven track record of delivering outstanding results in both top line revenue and operating efficiencies,” said Sims. “We’re pleased to have found an accomplished senior executive and leader like Jeff, and we look forward to leveraging his broad range of skills to maintain our sharp focus on operational excellence. Our newly expanded executive team is determined to maintain Color Kinetics’ leadership status in the LED lighting and technologies market.”
“As demand for LED technology continues to grow and expand beyond existing professional markets into other vertical arenas, Color Kinetics is positioned to lead the way,” said Cassis. “The leadership team has a strong and clear vision to take the company to a new level of success, and I look forward to being a part of that evolution.”
Cassis brings to Color Kinetics more than twenty-five years of experience in serving the discrete manufacturing, semiconductor and electronics industries. He most recently served as President and Chief Executive Officer of Millennial Net, a networking software company for wireless sensor and network applications. He was responsible for developing new market strategies and the general management of the company, and successfully positioned the company for acquisition. He previously held senior management positions at Brooks Automation, FASTech, Intellution, as well as product marketing roles at Analog Devices, Inc. and The Foxboro Company.
About Color Kinetics
Color Kinetics Incorporated (NASDAQ: CLRK) transforms environments through new, dynamic uses of light. Its award-winning lighting systems and technologies apply the benefits of LEDs as a highly efficient, long lasting, environmentally friendly, and inherently digital source of illumination - reinventing light itself as a highly controllable medium. Color Kinetics also enables widespread adoption of LED lighting through OEM and licensing partnerships in diverse markets. The company is headquartered in Boston, MA with offices in the UK, China, and Japan. More information is available at www.colorkinetics.com.
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©2006 Color Kinetics Incorporated. Color Kinetics and the Color Kinetics logo are registered trademarks of Color Kinetics Incorporated. All other trademarks mentioned are the property of their respective owners.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Color Kinetics Incorporated’s business that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these statements involve risks and uncertainties, are only predictions and may differ materially from actual future events and results. For a discussion of such risks and uncertainties, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the Twelve Months Ended December 31, 2005, File Number 000-50798, and most recent Form 10-Q, each as filed with the Securities and Exchange Commission.